Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Variable Contracts Trust Class I Prospectus, in the separate Class I Prospectuses of America Income VCT Portfolio, Pioneer Bond VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Growth Opportunities VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Money Market VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer International Value VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Growth Shares VCT Portfolio, Pioneer Strategic Income VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Small Cap Value VCT Portfolio, and in the separate Class II Prospectuses of Pioneer America Income VCT Portfolio, Pioneer Bond VCT Portfolio, Pioneer Core Bond VCT Portfolio, Pioneer Cullen Value VCT Portfolio, Pioneer Emerging Markets VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Equity Opportunity VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer Global High Yield VCT Portfolio, Pioneer Growth Shares VCT Portfolio, Pioneer High Yield VCT Portfolio, Pioneer Ibbotson Moderate Allocation VCT Portfolio, Pioneer Ibbotson Growth Allocation VCT Portfolio, Pioneer Ibbotson Aggressive Allocation VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Oak Ridge Large Cap Growth VCT Portfolio, Pioneer Real Estate Shares VCT Portfolio, Pioneer Small and Mid Cap Growth VCT Portfolio, Pioneer International Value VCT Portfolio, Pioneer Small Cap Value VCT Portfolio, Pioneer Strategic Income VCT Portfolio, and Pioneer Value VCT Portfolio (the diversified portfolios comprising the Pioneer Variable Contracts Trust), and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Variable Contracts Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A, File No. 33-84546) of our reports, dated February 9, 2007, with respect to the financial statements and financial highlights of the Portfolios of Pioneer Variable Contracts Trust included in their December 31, 2006 Annual Reports to the Shareowners.


                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2007